Exhibit 99.1

Ponce Financial Group, Inc. Reports Second Quarter 2026 Results

NEW YORK, July 27, 2026 - Ponce Financial Group, Inc., (the “Company”) (Nasdaq: PDLB), the holding company for Ponce Bank, National Association ("Ponce Bank" or the “Bank”), today announced results for the second quarter of 2026.

Second Quarter 2026 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $8.2 million, or $0.35 per diluted share for the three months ended June 30, 2026, as compared to net income available to common stockholders of $8.3 million, or $0.36 per diluted share for the three months ended March 31, 2026 and net income available to common stockholders of $5.8 million, or $0.25 per diluted share for the three months ended June 30, 2025. Total net income for the three months ended June 30, 2026 was $8.5 million. The Company paid dividends of $0.3 million on its preferred stock during the three months ended June 30, 2026.
•
Included in the $8.2 million of net income available to common stockholders for the second quarter of 2026 results is $51.7 million in total interest and dividend income and $1.5 million in non-interest income, offset by $21.6 million in interest expense, $18.1 million in non-interest expense, $2.8 million in provision for income taxes, $2.1 million in provision for credit losses and $0.3 million in dividends on preferred shares.
•
Net interest income of $30.1 million for the second quarter of 2026 increased $1.8 million, or 6.50%, from the prior quarter and increased $5.6 million, or 23.07%, from the same quarter last year.
•
Net interest margin was 3.66% for the second quarter of 2026, versus 3.61% for the prior quarter and 3.27% for the same quarter last year.

Six Months 2026 Highlights (Compared to 2025)

•
Net income available to common stockholders was $16.6 million, or $0.71 per diluted share for the six months ended June 30, 2026, as compared to net income available to common stockholders of $11.5 million, or $0.50 per diluted share for the six months ended June 30, 2025. The Company paid dividends of $0.6 million on its preferred stock during each of the six months ended June 30, 2026 and June 30, 2025.
•
Net interest income for the six months ended June 30, 2026 was $58.3 million, an increase of $11.7 million, or 25.0%, compared to $46.6 million for the six months ended June 30, 2025.
•
Non-interest income for six months ended June 30, 2026 was $3.6 million, a decrease of $0.9 million, or 19.6%, from $4.4 million for the six months ended June 30, 2025.
•
Non-interest expense for the six months ended June 30, 2026 was $35.4 million, an increase of $1.6 million, or 4.8%, compared to $33.8 million for the six months ended June 30, 2025.
•
Cash and equivalents were $140.0 million as of June 30, 2026, an increase of $13.9 million, or 10.98%, from $126.2 million as of December 31, 2025.
•
Securities totaled $338.4 million as of June 30, 2026, a decrease of $26.8 million, or 7.34%, from $365.2 million as of December 31, 2025 primarily due to regular principal payments and the maturity of one available-for-sale security in the amount of $3.0 million.
•
Net loans receivable were $2.88 billion as of June 30, 2026, an increase of $280.5 million, or 10.79%, from $2.60 billion as of December 31, 2025.
•
Deposits were $2.27 billion as of June 30, 2026, an increase of $225.2 million, or 11.00%, from $2.05 billion as of December 31, 2025.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group, Inc.’s President and CEO, stated “The consistent execution of our strategy continues to produce strong growth and financial results. Our diluted earnings per share of $0.71 year to date are up 42% versus the same period last year and our book value per share of $13.89 is up $1.55 or 13% over the same period. Net interest margin is up 5 basis points versus last quarter and 39 basis points versus the same quarter last year. Our capital ratios continue to be well in excess of regulatory requirements. We remain committed to the communities we serve, and we’ll continue investing in our people and in technology to improve our efficiency.”

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We’re pleased with our strong loan and deposit growth this quarter. We’ve filed our 2nd quarter of 2026 QSR (Quarterly Supplemental Report) and believe we have met the necessary lending conditions to repurchase our Preferred Stock under the terms of the ECIP Purchase Option Agreement that we previously entered into with the U.S. Department of the Treasury in late 2024. We are excited about this milestone and the possibilities that the repurchase regulatory process will bring to the Company.”

ECIP

The consummation of any such repurchase of our Preferred Stock is subject to the satisfaction of additional conditions, including satisfying certain eligibility criteria. Although the Company currently expects that it will satisfy all other necessary conditions, there can be no assurance if and when such repurchase will be consummated with Treasury.

The table below indicates the Key Metrics at or for the three months ended:

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Performance Ratios:
Return on average assets (1)	1.00%	1.07%	1.26%	0.82%	0.79%
Return on common equity (1)	9.81%	10.37%	12.50%	8.10%	7.88%
Net interest margin (1) (2)	3.66%	3.61%	3.57%	3.30%	3.27%
Non-interest expense to average assets (1)	2.14%	2.14%	2.06%	2.10%	2.18%
Efficiency ratio (3)	57.41%	56.96%	52.95%	62.15%	63.69%
Capital Ratios:
Total capital to risk-weighted assets (Ponce Financial Group)	20.00%	21.23%	23.00%	24.08%	22.65%
Common equity Tier 1 capital to risk-weighted assets (Ponce Financial Group)	11.51%	12.11%	12.98%	13.39%	12.49%
Tier 1 capital to total assets (Ponce Financial Group)	16.85%	17.22%	17.27%	17.33%	17.13%
Total capital to risk-weighted assets (Bank only)	18.88%	20.00%	21.63%	21.79%	21.22%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	17.87%	18.97%	20.53%	20.66%	20.15%
Tier 1 capital to total assets (Bank only)	15.81%	16.09%	16.12%	16.08%	15.99%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.95%	0.96%	0.97%	0.98%	0.97%
Allowance for credit losses on loans as a percentage of nonperforming loans	116.91%	128.93%	94.74%	88.88%	101.01%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.05%)	(0.08%)	(0.13%)	(0.03%)	(0.04%)
Non-performing loans as a percentage of total assets	0.67%	0.62%	0.83%	0.88%	0.76%
Other:
Number of offices	17	17	17	18	17
Number of full-time equivalent employees	229	218	216	209	206

(1)
Annualized.
(2)
Net interest margin represents net interest income divided by average total interest-earning assets.
(3)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net income for the three months ended June 30, 2026 was $8.5 million compared to net income of $8.6 million for the three months ended March 31, 2026 and net income of $6.1 million for the three months ended June 30, 2025.

The $0.1 million decrease of net income for the three months ended June 30, 2026 compared to the three months ended March 31, 2026 was attributed mainly to an increase of $0.9 million non-interest expense, a decrease of $0.5 million in non-interest income and an increase of $0.5 million in provision for credit losses, offset by an increase of $1.8 million in net interest income.

The $2.4 million increase of net income for the three months ended June 30, 2026 compared to the three months ended June 30, 2025 was largely due to an increase of $5.6 million in net interest income, offset by increases of $1.3 million in non-interest expense, $0.9 million in provision for income taxes and $0.5 million in provision for credit losses and a decrease of $0.5 million in non-interest income recognized in the second quarter of 2025.

Net income for the six months ended June 30, 2026 was $17.1 million compared to net income of $12.1 million for the six months ended June 30, 2025. The $5.1 million increase in net income was attributed mainly to an increase of $11.7 million in net interest income, offset by increases of $2.5 million in provision for credit losses, $1.6 million in non-interest expense, $1.6 million in provision for income taxes and a decrease of $0.9 million in non-interest income.

Net Interest Income and Net Interest Margin

Net interest income for the three months ended June 30, 2026, increased $1.8 million, or 6.50%, to $30.1 million compared to $28.2 million for the three months ended March 31, 2026 and increased $5.6 million, or 23.07%, compared to $24.4 million for the three months ended June 30, 2025.

The $1.8 million increase in net interest income from the three months ended March 31, 2026 was attributable to an increase of $3.0 million in total interest and dividend income, offset by an increase of $1.2 million in total interest expense. The $5.6 million increase in net interest income from the three months ended June 30, 2025 was attributable to an increase of $5.8 million in total interest and dividend income, offset by an increase of $0.2 million in total interest expense.

Net interest income for the six months ended June 30, 2026, increased $11.7 million, or 25.00%, to $58.3 million compared to $46.6 million for the six months ended June 30, 2025. The $11.7 million increase in net interest income from the six months ended June 30, 2025 was attributable to an increase of $10.5 million in total interest and dividend income and a decrease of $1.2 million in total interest expense.

Net interest margin was 3.66% for the three months ended June 30, 2026 compared to 3.61% for the prior quarter, an increase of 5bps and 3.27% for the same period last year, an increase of 39bps.

Net interest margin was 3.64% for the six months ended June 30, 2026 compared to 3.12% for the six months ended June 30, 2025, an increase of 52bps.

Non-interest Income

Non-interest income for the three months ended June 30, 2026, was $1.5 million, a decrease of $0.5 million, or 25.22%, compared to $2.0 million for the three months ended March 31, 2026, and a decrease of $0.5 million, or 25.87%, compared to the three months ended June 30, 2025.

The $0.5 million decrease in non-interest income from the three months ended March 31, 2026 was largely attributable to a decrease of $0.6 million in late and prepayment charges.

The $0.5 million decrease in non-interest income from the three months ended June 30, 2025 was largely attributable to decreases of $0.4 million in late and prepayment charges and $0.4 million in grant income recognized in the second quarter of 2025, offset by an increase of $0.2 million in other non-interest income.

Non-interest income for the six months ended June 30, 2026, was $3.6 million, a decrease of $0.9 million, or 19.64%, compared to $4.4 million for the six months ended June 30, 2025. The $0.9 million decrease in non-interest income from the six months ended June 30, 2025 was largely attributable to decreases of $0.4 million in late and prepayment charges, $0.4 million in income on sale of SBA loans and $0.4 million in grant income recognized in the second quarter of 2025, offset by increases on $0.3 million in other non-interest income and $0.1 million in service charges and fees.

Non-interest Expense

Non-interest expense for the three months ended June 30, 2026 was $18.1 million, an increase of $0.9 million, or 5.19%, compared to $17.2 million for the three months ended March 31, 2026 and an increase of $1.3 million, or 7.50%, compared to $16.9 million for the three months ended June 30, 2025.

The $0.9 million increase in non-interest expense from the three months ended March 31, 2026 was mainly attributable to increases of $0.4 million in compensation and benefits, $0.2 million in occupancy and equipment, $0.2 million in other non-interest expenses and $0.1 million in professional fees.

The $1.3 million increase in non-interest expense from the three months ended June 30, 2025 was mainly attributable to an increase of $1.4 million in compensation and benefits, partially offset by a decrease of $0.1 million in federal deposit insurance and regulatory assessment.

Non-interest expense for the six months ended June 30, 2026 was $35.4 million, an increase of $1.6 million, or 4.79%, compared to $33.8 million for the six months ended June 30, 2025. The $1.6 million increase in non-interest expense from the six months ended June 30, 2025 was mainly attributable to an increase of $2.3 million in compensation and benefits, partially offset by decreases of $0.3 million in direct loan expenses, $0.2 million in occupancy and equipment, $0.2 million in other non-interest expenses and $0.2 million in federal deposit insurance and regulatory assessment.

Credit Quality:

Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty were $26.8 million at June 30, 2026 compared to $23.6 million at March 31, 2026 and $28.5 million at June 30, 2025.

During the three months ended June 30, 2026, a credit loss provision of $2.1 million on loans was recorded, consisting of $1.7 million charged on the funded portion and $0.4 million charged on the unfunded portion on loans. During the three months ended March 31, 2026, a credit loss provision of $1.7 million on loans was recorded, consisting of $1.3 million charged on the funded portion and $0.4 million charged on the unfunded portion on loans. During the three months ended June 30, 2025, a credit loss provision of $1.6 million on loans was recorded, consisting of $1.3 million charged on the funded portion on loans and $0.3 million charged on the unfunded portion on loans.

During the six months ended June 30, 2026, a credit loss provision of $3.8 million on loans was recorded, consisting of $3.0 million charged on the funded portion and $0.8 million charged on the unfunded portion on loans. During the six months ended June 30, 2025, a credit loss provision of $1.3 million on loans was recorded, consisting of $2.0 million charged on the funded portion on loans and a $0.7 million benefit on the unfunded portion on loans.

Balance Sheet Summary

Total assets increased $270.7 million, or 8.40%, to $3.49 billion as of June 30, 2026 from $3.22 billion as of December 31, 2025. The increase in total assets is largely attributable to increases of $280.5 million in net loans receivable, $13.9 million in cash and cash equivalents, $2.0 million in accrued interest receivable, $1.5 million in deferred tax assets, $1.4 million in Federal Home Loan Bank of New York stock and $0.1 million in other assets, partially offset by decreases of $19.4 million in held-to-maturity securities, $7.4 million in available-for-sale securities, $1.0 million in premises and equipment, net, $0.5 million in right of use assets and $0.3 million in mortgage loans held for sale, at fair value.

Total liabilities increased $251.3 million, or 9.37%, to $2.93 billion as of June 30, 2026 from $2.68 billion as of December 31, 2025. The increase in total liabilities was largely attributable to increases of $225.2 million in deposits, $25.0 million in borrowings and $1.6 million in other liabilities, partially offset by a decrease of $0.5 million in operating lease liabilities.

Total stockholders’ equity increased $19.4 million, or 3.59%, to $561.0 million as of June 30, 2026, from $541.5 million as of December 31, 2025. The $19.4 million increase in stockholders’ equity was largely attributable to $17.1 million in net income, $0.2 million from exercise of stock options, $1.3 million impact to additional paid in capital as a result of share-based compensation, $1.2 million from release of ESOP shares, and $0.1 million in other comprehensive income, offset by $0.6 million related to the dividend paid on preferred shares during the six months ended June 30, 2026.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank, N.A. Ponce Bank, N.A. is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank, N.A.’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank. N.A. also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, Federal Home Loan Bank stock and Federal Reserve Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank, N.A. operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank, N.A.’s loans; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, and their related impacts on the economy; changes in the global economy, including negative changes that may arise from armed conflict and geopolitical instability; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank, N.A.’s market area; Ponce Bank, N.A.’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
ASSETS
Cash and due from banks:
Cash	$25,567	$27,429	$28,511	$29,296	$35,767
Interest-bearing deposits	114,443	89,817	97,643	117,283	90,872
Total cash and cash equivalents	140,010	117,246	126,154	146,579	126,639
Available-for-sale securities, at fair value	84,774	87,150	92,196	94,822	96,562
Held-to-maturity securities, at amortized cost	253,616	263,514	272,982	285,125	336,879
Placement with banks	249	249	249	249	249
Mortgage loans held for sale, at fair value	3,050	2,127	3,388	5,794	5,703
Loans receivable, net	2,879,740	2,698,649	2,599,258	2,490,046	2,458,712
Accrued interest receivable	19,939	19,274	17,905	18,903	19,126
Premises and equipment, net	14,645	15,159	15,638	16,129	16,067
Right of use assets	27,055	27,633	27,583	28,295	28,806
Federal Home Loan Bank of New York stock (FHLBNY), at cost	30,689	28,180	29,309	25,945	26,620
Federal Reserve Bank of New York stock (FRBNY), at cost	10,714	10,706	10,698	—	—
Deferred tax assets	12,979	11,729	11,501	12,402	12,143
Other assets	17,251	19,141	17,109	32,790	26,363
Total assets	$3,494,711	$3,300,757	$3,223,970	$3,157,079	$3,153,869
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$2,271,809	$2,133,795	$2,046,635	$2,063,081	$2,053,151
Borrowings	621,100	571,100	596,100	521,100	536,100
Operating lease liabilities	28,874	29,429	29,353	30,028	30,501
Accrued interest payable	3,837	4,338	3,788	4,372	4,161
Other liabilities	8,121	10,732	6,545	8,663	8,868
Total liabilities	2,933,741	2,749,394	2,682,421	2,627,244	2,632,781
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(5,738)	(5,738)	(6,164)	(7,270)	(7,404)
Additional paid-in-capital	210,339	209,219	208,604	208,909	208,275
Retained earnings	151,887	143,674	135,332	125,477	119,250
Accumulated other comprehensive loss	(10,698)	(10,680)	(10,820)	(11,586)	(13,047)
Unearned compensation ─ ESOP	(10,069)	(10,361)	(10,652)	(10,944)	(11,235)
Total stockholders' equity	560,970	551,363	541,549	529,835	521,088
Total liabilities and stockholders' equity	$3,494,711	$3,300,757	$3,223,970	$3,157,079	$3,153,869

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Interest and dividend income:
Interest on loans receivable	$46,835	$43,982	$43,599	$41,486	$40,291
Interest on deposits due from banks	954	770	1,209	978	807
Interest and dividend on securities and FHLBNY stock	3,863	3,910	4,013	4,383	4,762
Total interest and dividend income	51,652	48,662	48,821	46,847	45,860
Interest expense:
Interest on certificates of deposit	6,785	6,415	6,706	6,553	7,382
Interest on other deposits	9,544	8,630	9,106	9,996	9,058
Interest on borrowings	5,262	5,391	5,075	5,050	4,994
Total interest expense	21,591	20,436	20,887	21,599	21,434
Net interest income	30,061	28,226	27,934	25,248	24,426
Provision for credit losses	2,148	1,656	1,078	1,364	1,626
Net interest income after provision for credit losses	27,913	26,570	26,856	23,884	22,800
Non-interest income:
Service charges and fees	600	539	542	539	511
Brokerage commissions	—	—	23	8	—
Late and prepayment charges	138	726	1,173	385	530
Income on sale of mortgage loans	161	120	139	166	169
Grant income	—	—	428	429	428
Other	628	657	1,174	(35)	422
Total non-interest income	1,527	2,042	3,479	1,492	2,060
Non-interest expense:
Compensation and benefits	9,070	8,663	8,113	7,868	7,627
Occupancy and equipment	3,901	3,672	4,033	3,934	3,907
Data processing expenses	1,195	1,219	1,223	1,296	1,188
Direct loan expenses	187	121	116	155	241
Insurance and surety bond premiums	332	333	324	318	297
Office supplies, telephone and postage	152	193	186	170	174
Professional fees	1,470	1,346	1,392	1,409	1,367
Marketing and promotional expenses	190	228	94	184	266
Federal deposit insurance and regulatory assessment	408	409	97	266	546
Other operating expenses	1,230	1,056	1,056	1,018	1,256
Total non-interest expense	18,135	17,240	16,634	16,618	16,869
Income before income taxes	11,305	11,372	13,701	8,758	7,991
Provision for income taxes	2,810	2,749	3,565	2,250	1,891
Net income	$8,495	$8,623	$10,136	$6,508	$6,100
Dividends on preferred shares	282	281	281	281	282
Net income available to common stockholders	$8,213	$8,342	$9,855	$6,227	$5,818
Earnings per common share:
Basic	$0.36	$0.36	$0.43	$0.27	$0.26
Diluted	$0.35	$0.36	$0.42	$0.27	$0.25
Weighted average common shares outstanding:
Basic	23,053,460	22,988,317	22,837,044	22,766,195	22,716,615
Diluted	23,508,153	23,331,314	23,263,708	23,135,448	22,947,769

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2026	2025	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$90,817	$77,427	$13,390	17.29%
Interest on deposits due from banks	1,724	2,475	(751)	(30.34%)
Interest and dividend on securities and FHLBNY stock	7,773	9,955	(2,182)	(21.92%)
Total interest and dividend income	100,314	89,857	10,457	11.64%
Interest expense:
Interest on certificates of deposit	13,200	15,136	(1,936)	(12.79%)
Interest on other deposits	18,174	17,612	562	3.19%
Interest on borrowings	10,653	10,480	173	1.65%
Total interest expense	42,027	43,228	(1,201)	(2.78%)
Net interest income	58,287	46,629	11,658	25.00%
Provision for credit losses	3,804	1,341	2,463	183.67%
Net interest income after provision for credit losses	54,483	45,288	9,195	20.30%
Non-interest income:
Service charges and fees	1,139	1,036	103	9.94%
Brokerage commissions	—	4	(4)	(100.00%)
Late and prepayment charges	864	1,227	(363)	(29.58%)
Income on sale of mortgage loans	281	317	(36)	(11.36%)
Income on sale of SBA loans	—	404	(404)	(100.00%)
Grant income	—	428	(428)	(100.00%)
Other	1,285	1,025	260	25.37%
Total non-interest income	3,569	4,441	(872)	(19.64%)
Non-interest expense:
Compensation and benefits	17,733	15,407	2,326	15.10%
Occupancy and equipment	7,573	7,820	(247)	(3.16%)
Data processing expenses	2,414	2,340	74	3.16%
Direct loan expenses	308	629	(321)	(51.03%)
Insurance and surety bond premiums	665	612	53	8.66%
Office supplies, telephone and postage	345	344	1	0.29%
Professional fees	2,816	2,731	85	3.11%
Marketing and promotional expenses	418	349	69	19.77%
Federal deposit insurance and regulatory assessments	817	1,007	(190)	(18.87%)
Other operating expenses	2,286	2,518	(232)	(9.21%)
Total non-interest expense	35,375	33,757	1,618	4.79%
Income before income taxes	22,677	15,972	6,705	41.98%
Provision for income taxes	5,559	3,913	1,646	42.06%
Net income	$17,118	$12,059	$5,059	41.95%
Dividends on preferred shares	563	563	—	0.00%
Net income available to common stockholders	$16,555	$11,496	$5,059	44.01%
Earnings per common share:
Basic	$0.72	$0.51	$0.21	41.18%
Diluted	$0.71	$0.50	$0.21	42.00%
Weighted average common shares outstanding:
Basic	23,021,069	22,689,914	331,155	1.46%
Diluted	23,419,915	22,920,841	499,074	2.18%

Ponce Financial Group, Inc. and Subsidiaries

Loans Receivable excluding Mortgage Loans Held for Sale

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2026		2026		2025		2025		2025
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential	$426,343	14.65%	$431,377	15.82%	$434,374	16.54%	$444,602	17.67%	$452,350	18.21%
Multifamily residential	1,057,612	36.35%	915,333	33.58%	756,542	28.83%	688,574	27.39%	693,670	27.96%
Nonresidential properties	535,521	18.41%	534,256	19.60%	526,210	20.05%	436,175	17.35%	404,512	16.30%
Construction and land	817,151	28.08%	763,990	28.03%	854,096	32.54%	886,369	35.25%	883,462	35.59%
Total mortgage loans	2,836,627	97.49%	2,644,956	97.03%	2,571,222	97.96%	2,455,720	97.66%	2,433,994	98.06%
Non-mortgage loans:
Business loans	72,438	2.49%	80,366	2.95%	53,063	2.02%	58,012	2.31%	47,372	1.91%
Consumer loans	577	0.02%	596	0.02%	625	0.02%	727	0.03%	840	0.03%
Total non-mortgage loans	73,015	2.51%	80,962	2.97%	53,688	2.04%	58,739	2.34%	48,212	1.94%
Total loans, gross	2,909,642	100.00%	2,725,918	100.00%	2,624,910	100.00%	2,514,459	100.00%	2,482,206	100.00%
Net deferred loan origination (fees) costs	(2,348)		(1,031)		(203)		351		606
Allowance for credit losses on loans	(27,554)		(26,238)		(25,449)		(24,764)		(24,100)
Loans, net	$2,879,740		$2,698,649		$2,599,258		$2,490,046		$2,458,712

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$26,238	$25,449	$24,764	$24,100	$22,974
Provision for credit losses on loans	1,669	1,293	1,526	864	1,348
Charge-offs:
Mortgage loans:
1-4 family residential	—	—	(32)	—	—
Non-mortgage loans:
Business	(354)	(504)	(801)	(200)	(222)
Consumer	—	—	(44)	—	—
Total charge-offs	(354)	(504)	(877)	(200)	(222)
Recoveries:
Mortgage loans:
1-4 family residential	1	—	1	—	—
Non-mortgage loans:
Business	—	—	35	—	—
Total recoveries	1	—	36	—	—
Net (charge-offs) recoveries	(353)	(504)	(841)	(200)	(222)
Allowance for credit losses on loans at end of the period	$27,554	$26,238	$25,449	$24,764	$24,100

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2026		2026		2025		2025		2025
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$251,919	11.10%	$241,012	11.29%	$208,250	10.18%	$192,595	9.34%	$197,671	9.63%
Interest-bearing deposits:
NOW/IOLA accounts	71,987	3.17%	78,192	3.66%	84,012	4.10%	75,051	3.64%	63,626	3.10%
Money market accounts (1)	929,002	40.89%	811,982	38.05%	779,532	38.09%	821,844	39.84%	790,939	38.52%
Reciprocal deposits	164,883	7.26%	162,926	7.64%	152,630	7.46%	154,548	7.49%	136,693	6.66%
Savings accounts (2)	115,233	5.07%	118,373	5.55%	117,708	5.75%	117,401	5.69%	113,701	5.53%
Total NOW, money market, reciprocal and savings accounts	1,281,105	56.39%	1,171,473	54.90%	1,133,882	55.40%	1,168,844	56.66%	1,104,959	53.81%
Certificates of deposit of $250K or more	194,462	8.56%	258,093	12.10%	202,500	9.89%	209,819	10.17%	220,671	10.75%
Brokered certificates of deposit (3)	94,557	4.16%	54,553	2.56%	67,942	3.32%	67,952	3.29%	69,531	3.39%
Listing service deposits (3)	994	0.04%	1,243	0.06%	4,150	0.20%	4,150	0.20%	6,140	0.30%
All other certificates of deposit less than $250K	448,772	19.75%	407,421	19.09%	429,911	21.01%	419,721	20.34%	454,179	22.12%
Total certificates of deposit	738,785	32.51%	721,310	33.81%	704,503	34.42%	701,642	34.00%	750,521	36.56%
Total interest-bearing deposits	2,019,890	88.90%	1,892,783	88.71%	1,838,385	89.82%	1,870,486	90.66%	1,855,480	90.37%
Total deposits	$2,271,809	100.00%	$2,133,795	100.00%	$2,046,635	100.00%	$2,063,081	100.00%	$2,053,151	100.00%

(1)
At June 30, 2026, there was $50.2 million in brokered deposits. At March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, there were $0.3 million each in brokered deposits.
(2)
As of June 30, 2025, Advance payments by borrowers for taxes and insurance in the amounts of $10.9 million were reclassified to Deposits.
(3)
At June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025. there were no individual listing service deposits amounting to $250,000 or more. At June 30, 2025, there was $1.5 million in individual listing service deposits amounting to $250,000 or more. All other brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential	$5,843	$3,158	$4,427	$3,176	$1,859
Multifamily residential	12,133	9,228	13,112	14,202	11,703
Nonresidential properties	—	—	—	—	405
Construction and land	5,040	7,061	8,247	8,907	8,907
Non-mortgage loans:
Business	77	427	667	880	276
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$23,093	$19,874	$26,453	$27,165	$23,150

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential	475	477	410	698	708
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	475	477	410	698	708
Total non-performing assets (2)	$23,568	$20,351	$26,863	$27,863	$23,858

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential	2,456	2,481	2,574	3,725	3,791
Multifamily residential	—	—	—	—	—
Nonresidential properties	618	613	621	629	655
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	175	185	190	196	203
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$3,249	$3,279	$3,385	$4,550	$4,649
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$26,817	$23,630	$30,248	$32,413	$28,507
Total non-performing assets to total assets	0.67%	0.62%	0.83%	0.88%	0.76%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended June 30,
	2026			2025
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,801,281	$46,835	6.71%	$2,447,713	$40,291	6.60%
Securities (3)	345,599	3,160	3.67%	449,858	4,246	3.79%
Other (4)	146,919	1,657	4.52%	102,252	1,323	5.19%
Total interest-earning assets	3,293,799	51,652	6.29%	2,999,823	45,860	6.13%
Non-interest-earning assets	98,497			104,059
Total assets	$3,392,296			$3,103,882
Interest-bearing liabilities:
NOW/IOLA	$75,589	$118	0.63%	$68,155	$100	0.59%
Money market	1,028,044	9,398	3.67%	864,688	8,930	4.14%
Savings (5)	120,801	28	0.09%	119,177	28	0.10%
Certificates of deposit	744,298	6,785	3.66%	772,363	7,382	3.83%
Total deposits	1,968,732	16,329	3.33%	1,824,383	16,440	3.61%
Borrowings	575,496	5,262	3.67%	521,375	4,994	3.84%
Total interest-bearing liabilities	2,544,228	21,591	3.40%	2,345,758	21,434	3.66%
Non-interest-bearing liabilities:
Non-interest-bearing demand	244,483	—		203,349	—
Other non-interest-bearing liabilities	45,560	—		36,435	—
Total non-interest-bearing liabilities	290,043	—		239,784	—
Total liabilities	2,834,271	21,591		2,585,542	21,434
Total equity	558,025			518,340
Total liabilities and total equity	$3,392,296		3.40%	$3,103,882		3.66%
Net interest income		$30,061			$24,426
Net interest rate spread (6)			2.89%			2.47%
Net interest-earning assets (7)	$749,571			$654,065
Net interest margin (8)			3.66%			3.27%
Average interest-earning assets to interest-bearing liabilities			129.46%			127.88%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
For the three months ended June 30, 2025, Advance payments by borrowers for taxes and insurance in the amount of $14.9 million, were reclassified to Savings.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Six Months Ended June 30,
	2026			2025
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,740,985	$90,817	6.68%	$2,408,788	$77,427	6.48%
Securities (3)	352,985	6,407	3.66%	458,660	8,767	3.85%
Other (4)	138,299	3,090	4.51%	143,905	3,663	5.13%
Total interest-earning assets	3,232,269	100,314	6.26%	3,011,353	89,857	6.02%
Non-interest-earning assets	95,873			106,600
Total assets	$3,328,142			$3,117,953
Interest-bearing liabilities:
NOW/IOLA	$76,705	$252	0.66%	$70,243	$215	0.62%
Money market	988,744	17,866	3.64%	846,420	17,341	4.13%
Savings (5)	120,505	56	0.09%	118,400	56	0.10%
Certificates of deposit	731,371	13,200	3.64%	783,256	15,136	3.90%
Total deposits	1,917,325	31,374	3.30%	1,818,319	32,748	3.63%
Borrowings	579,774	10,653	3.71%	544,857	10,480	3.88%
Total interest-bearing liabilities	2,497,099	42,027	3.39%	2,363,176	43,228	3.69%
Non-interest-bearing liabilities:
Non-interest-bearing demand	232,834	—		200,007	—
Other non-interest-bearing liabilities	44,804	—		40,155	—
Total non-interest-bearing liabilities	277,638	—		240,162	—
Total liabilities	2,774,737	42,027		2,603,338	43,228
Total equity	553,405			514,615
Total liabilities and total equity	$3,328,142		3.39%	$3,117,953		3.69%
Net interest income		$58,287			$46,629
Net interest rate spread (6)			2.87%			2.33%
Net interest-earning assets (7)	$735,170			$648,177
Net interest margin (8)			3.64%			3.12%
Average interest-earning assets to
interest-bearing liabilities			129.44%			127.43%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
For the six months ended June 30, 2025, Advance payments by borrowers for taxes and insurance in the amount of $13.7 million, were reclassified to Savings.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	698,810	698,810	750,785	885,586	901,911
Common shares outstanding at end of period	24,187,901	24,187,901	24,135,926	24,001,125	23,984,800

Book value per common share	$13.89	$13.49	$13.12	$12.70	$12.34
Tangible book value per common share (1)	$13.89	$13.49	$13.12	$12.70	$12.34

(1)
Tangible book value per common share is a non-GAAP financial measure and is calculated by dividing tangible common equity by common shares outstanding. Tangible common equity is defined as total shareholders’ equity less goodwill and other intangible assets, net of applicable deferred taxes. The Company believes that tangible book value per common share is a useful measure for investors, regulators, and analysts because it reflects the Company’s capital position excluding the impact of goodwill and other intangible assets, which may not be realizable in a liquidation scenario. This measure is commonly used in the banking industry to assess financial condition and capital adequacy. Tangible book value per common share should not be considered a substitute for book value per common share, which is calculated in accordance with GAAP, and the Company’s definition of tangible book value per common share may differ from similarly titled measures used by other companies. During the periods presented, the Company did not make any adjustments for goodwill and other intangible assets, so tangible book value per common share is equal to the book value per common share as calculated in accordance with GAAP.